EXHIBIT 10.10

                                                              Annex A, Version 3
                                              to the Restricted Shares Agreement
                                            For Awards starting in February 2005




                           Restricted Shares Agreement

                          General Terms and Conditions

The Award is subject to the following terms and conditions:

1. Certain Definitions. For the purposes of the Restricted Shares Agreement of which this Annex A is a part (the "Agreement"), the term "Holder" shall mean the employee or prospective employee of the Company and its Subsidiaries identified in the Agreement. Capitalized terms used but not defined in this Agreement shall have the same meaning given to such terms in the Plan. In the event there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

2. Restricted Shares. The Restricted Shares will be represented by a Common Stock certificate, or other evidence of ownership (a "stock certificate"), registered in the name of the Holder and will constitute issued and outstanding shares for all corporate purposes. Each stock certificate will be issued bearing a restrictive legend in substantially the form as follows:

          "The shares represented by this certificate are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Plan and the Agreement) between the registered holder hereof and Time Warner Inc. Copies of the Plan and Agreement are on file in the Office of the General Counsel of Time Warner Inc."

3. Restriction Period; Rights of Holder; Custody of Stock Certificates and Retained Distributions. During the Restriction Period with respect to each portion of the Award, the Holder will generally exercise all the rights, powers, and privileges of a holder of Common Stock, including the right to vote the Restricted Shares registered in his or her name and to receive all regular cash dividends and such other distributions as the Board of Directors of the Company (the "Board") or any Committee (the "Committee") to which the Board or any Committee of the Board has delegated such authority may in its sole discretion designate that are paid or distributed on such Restricted Shares.

     However, until the end of the Restriction Period with respect to each portion of the Award, the Holder:

     a) will not be entitled to take possession of the stock certificate(s) representing the Restricted Shares covered by that portion of the Award;


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     b)   may  not  sell,  transfer,   encumber  or  otherwise  dispose  of  the
          Restricted Shares covered by that portion of the Award; and

     c) will not receive distributions made or declared with respect to the Restricted Shares covered by that portion of the Award which the Board or the Committee shall in its sole discretion designate as retained distributions ("Retained Distributions"). Retained Distributions will not bear interest or be segregated in a separate account and will be subject to the same restrictions as the Restricted Shares to which they relate.

4. Vesting and Delivery of Vested Securities. Subject to the terms and provisions of the Plan and this Agreement, on each Vesting Date with respect to the Award, all of the Restricted Shares and the Retained Distributions, if any, covered by that portion of the Award shall become unconditionally vested. Except as otherwise provided in paragraphs 6 and 7, the vesting of such Restricted Shares and any Retained Distributions relating thereto shall occur only if the Holder is an employee of the Company or any of its Subsidiaries on the Vesting Date and has continuously been so employed since the Date of Award.

     Subject to paragraph 9 hereof, when any Restricted Shares and any Retained Distributions vest, the Company will promptly issue and deliver to the Holder new Common Stock certificates or other evidence of ownership of the vested securities, registered in the name of the Holder or, if deceased, his or her legatees, personal representatives or distributees without the legend set forth in paragraph 2 of this Agreement.

5. Power of Attorney. The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Holder for the sole purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The Company as attorney-in-fact for the Holder may in the name and stead of the Holder, make and execute all conveyances, assignments and transfers (including to the Company) of the Restricted Shares and Retained Distributions relating thereto held by the Company during the Restriction Period and the Holder hereby ratifies and confirms all that the Company, as said attorney-in-fact, shall do by virtue hereof, provided that the foregoing shall be solely for the purpose of carrying out the provisions of this Agreement. Nevertheless, the Holder shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the reasonable judgment of the Company, be advisable for the purpose.

6.   Termination of Employment.

     (a) If the Holder's employment with the Company or any of its Subsidiaries is (i) terminated by the Holder for any reason other than those described in clauses (b) and (c) below or (ii) terminated for cause (as defined below) by the Company

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          or any of its  Subsidiaries  prior to the Vesting Date with respect to any portion of the Award, then the Restricted Shares covered by any such portion of the Award and all Retained Distributions relating thereto shall be completely forfeited on the date of any such termination.


     (b) If the Holder's employment terminates as a result of his or her (i) death or (ii) "permanent and total disability" (as defined below), then the Restricted Shares for which a Vesting Date has not yet occurred and all Retained Distributions relating thereto shall fully vest on the date of any such termination.

     (c) If the Holder's employment is terminated (i) by the Company or any of its Subsidiaries for any reason other than for cause, or (ii) by the Holder as a result of a breach by the Company or any of its Subsidiaries of an employment agreement between the Holder and the Company or any Subsidiary, then a pro rata portion of the Restricted Shares that would vest on the next Vesting Date, and any Retained Distributions relating thereto, shall become vested determined as follows:

               (x)  the number of  Restricted  Shares  covered by the portion of
                    the  Award  that  would  vest  on  the  next   Vesting  Date
                    multiplied by;

               (y) a fraction, the numerator of which shall be the number of days from the last Vesting Date (or the Date of Award if there has not yet occurred a Vesting Date) preceding the date of such termination of employment through the date of such termination, and the denominator of which shall be the number of days from the last Vesting Date (or the Date of Award if there has not yet occurred a Vesting Date) through the next succeeding Vesting Date.

               If the product of (x) and (y) results in a fractional share, such fractional share shall be rounded to the next higher whole share.

          The Restricted Shares and any Retained Distributions related thereto that have not vested shall be completely forfeited on the date of any such termination.

     For purposes of this paragraph 6,

          (1) "termination for cause" shall be determined in accordance with the provisions of Section 9.2 of the Plan;

          (2) "permanent and total disability" shall have the meaning as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), or such other meaning as the Committee in its discretion, may adopt from time to time, provided that any such meaning is more favorable to the Holder;

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          (3)  a temporary  leave of absence shall not  constitute a termination of employment or a failure to be continuously employed by the Company or any Subsidiary regardless of the Holder's payroll status during such leave of absence if such leave of absence is approved in writing by the Company or any Subsidiary; subject to the other terms and conditions of the Agreement and the Plan. Notice of any such approved leave of absence should be sent to the Company at the address set forth in paragraph 14 of this Agreement, but such notice shall not be required for the leave of absence to be considered approved.

          (4) In the event the Holder's employment with the Company or any of its Subsidiaries is terminated, the Holder shall have no claim against the Company with respect to the Restricted Shares and related Retained Distributions, if any, other than as set forth in this paragraph 6, the provisions of this paragraph 6 being the sole remedy of the Holder with respect thereto.

7. Acceleration of Vesting Date. Notwithstanding the provisions of Section 8 of the Plan, the Award will not vest upon the occurrence of any "Approved Transaction", "Board Change" or "Control Purchase" as such terms are defined in Section 2 of the Plan. However, in the event a Change in Control (as defined below in this paragraph 7) has occurred, the Award will vest in full upon the earlier of (i) the expiration of the one-year period immediately following the Change in Control, provided the Holder's employment with the Company or any of its Subsidiaries has not been terminated, (ii) the original Vesting Date with respect to each portion of the Award, or (iii) the termination of the Holder's employment by the Company or any of its Subsidiaries under the circumstances described in paragraph 6(c) hereof. In the event of any such vesting as described in clauses (i) and (iii) of the preceding sentence, the date described in such clauses shall be the Vesting Date.

     For the purposes hereof "Change in Control" shall mean the happening of any of the following events:

     a) the acquisition by any individual, entity or group (an "Entity"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition by virtue of the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was itself acquired directly from the Company), (B) any

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          acquisition  by the  Company,  or (C) any  acquisition  by an employee benefit plan (or related trust) sponsored or maintained by the Company or by any corporation controlled by the Company;

     b) A change in the composition of the Board since January 12, 2001, such that the individuals who, as of such date, constituted the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to January 12, 2001 whose election or nomination for election by the stockholders of the Company, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person or entity other than the Board shall not be deemed a member of the Incumbent Board;

     c) A reorganization, recapitalization, merger or consolidation (a "Corporate Transaction") of the Company, unless securities representing 60% or more of either the outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the person or persons who were the beneficial holders of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction; or

     d) The sale, transfer or other disposition of all or substantially all of the assets of the Company.

8. Limitation on Acceleration. Notwithstanding any provision to the contrary in the Plan or this Agreement, if the Payment (as hereinafter defined) due to the Holder hereunder as a result of the acceleration of vesting of the Restricted Shares pursuant to Section 8 of the Plan or paragraph 7 of this Agreement, either alone or together with all other Payments received or to be received by the Holder from the Company or any of its Subsidiaries (collectively, the "Aggregate Payments"), or any portion thereof, would be subject to the excise tax imposed by Section 4999 of the Code (or any successor thereto), the following provisions shall apply:

     a) If the net amount that would be retained by the Holder after all taxes on the Aggregate Payments are paid would be greater than the net amount that would be retained by the Holder after all taxes are paid if the Aggregate Payments were limited to the largest amount that would result in no portion of the Aggregate

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          Payments  being  subject  to such  excise  tax,  the  Holder  shall be entitled to receive the Aggregate Payments.

     b) If, however, the net amount that would be retained by the Holder after all taxes were paid would be greater if the Aggregate Payments were limited to the largest amount that would result in no portion of the Aggregate Payments being subject to such excise tax, the Aggregate Payments to which the Holder is entitled shall be reduced to such largest amount.

     The term "Payment" shall mean any transfer of property within the meaning of Section 280G of the Code.

     The determination of whether any reduction of Aggregate Payments is required and the timing and method of any such required reduction in Payments under this Agreement or in any such other Payments otherwise payable by the Company or any of its Subsidiaries consistent with any such required reduction, shall be made by the Holder, including whether any portion of such reduction shall be applied against any cash or any shares of stock of the Company or any other securities or property to which the Holder would otherwise have been entitled under this Agreement or under any such other Payments, and whether to waive the right to the acceleration of the Payment due under this Agreement or any portion thereof or under any such other Payments or portions thereof, and all such determinations shall be conclusive and binding on the Company and its Subsidiaries. To the extent that Payments hereunder or any such other Payments are not paid as a consequence of the limitation contained in this paragraph 8, then the Restricted Shares and Retained Distributions related thereto (to the extent not so accelerated) and such other Payments (to the extent not vested) shall be deemed to remain outstanding and shall be subject to the provisions hereof and of the Plan as if no acceleration or vesting had occurred. Under such circumstances, if the Holder terminates employment as a result of a breach by the Company or any of its Subsidiaries of an employment agreement between the Holder and the Company or any such Subsidiary or is terminated by the Company or any of its Subsidiaries without cause, the Restricted Shares and Retained Distributions related thereto (to the extent that they have not already become vested) shall become immediately vested in their entirety upon such termination subject to the provisions relating to Section 4999 of the Code set forth herein.

     The Company shall promptly pay, upon demand by the Holder, all legal fees, court costs, fees of experts and other costs and expenses which the Holder incurred in any actual, threatened or contemplated contest of the Holder's interpretation of, or determination under, the provisions of this paragraph 8.

9.   Withholding Taxes. The Holder agrees that, subject to paragraph 10 hereof,

     a) Obligation to Pay Withholding Taxes. Upon the vesting of any portion of the Award of Restricted Shares and the Retained Distributions relating thereto, the Holder will be required to pay to the Company any applicable Federal, state, local or foreign withholding tax due as a result of such vesting. The Company's

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          obligation to deliver the Restricted Shares or Retained  Distributions shall be subject to such payment. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Holder any Federal, state, local or foreign withholding taxes due with respect to such vesting.

     b) Payment of Taxes with Stock. Subject to the Committee's right to disapprove any such election and require the Holder to pay the required withholding tax in cash and subject to paragraph 10 hereof, the Holder shall have the right to elect to pay the withholding tax with shares of Common Stock to be received upon vesting or which are otherwise owned by the Holder. Unless the Company shall permit another valuation method to be elected by the Holder, shares of Common Stock used to pay any required withholding taxes shall be valued at the mean between the high and low sales price of a share of Common Stock as reported on the New York Stock Exchange Composite Tape on the date the withholding tax becomes due (hereinafter called the "Tax Date").

     c) Conditions to Payment of Taxes with Stock. Any election to pay withholding taxes with stock must be made on or prior to the Tax Date and will be irrevocable once made. Any such election must be made in conformity with conditions established by the Committee from time to time.

10. Section 83(b) Election. If the Holder properly elects (which, apart from any other notice required by law, shall require that the Holder notify the Company of such election at the time it is made) within 30 days after the Date of Award or, in certain circumstances, within 30 days after the date any condition precedent to the Award is satisfied, to include in gross income for Federal income tax purposes an amount equal to the fair market value of such Restricted Shares on the Date of Award, the holder shall promptly pay to the Company any Federal, state, local or foreign withholding taxes due with respect to such Restricted Shares. If the Holder fails to make such payment, the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Holder any Federal, state, local or foreign withholding taxes due with respect to such Restricted Shares. Holders may use shares of Common Stock otherwise owned by them to pay such withholding taxes provided such Holders comply with the provisions of paragraph 9 hereof.

11. Changes in Capitalization and Government and Other Regulations. This Agreement shall be subject to all of the terms and provisions as provided in this Annex A and in the Plan, which are incorporated by reference herein and made a part hereof, including, without limitation, the provisions of
     Section 11 of the Plan (generally relating to adjustments to the number of shares of Common Stock subject to the Award, upon certain changes in capitalization and certain reorganizations and other transactions); and
     Section 15 of the Plan (generally relating to the requirements of securities and other laws).

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12.  Forfeiture.  A breach of any of the foregoing  restrictions  or a breach of any of the other restrictions, terms and conditions of the Plan or this Agreement, with respect to any of the Restricted Shares or any Retained Distributions relating thereto, except as waived by the Board or the Committee, will cause a forfeiture of such Restricted Shares and any Retained Distributions relating thereto.

13. Right of Company to Terminate Employment. Nothing contained in the Plan or this Agreement shall confer on any Holder any right to continue in the employ of the Company or any of its Subsidiaries and the Company and any such Subsidiary shall have the right to terminate the employment of the Holder at any such time, with or without cause, notwithstanding the fact that some or all of the Restricted Shares and Retained Distributions covered by this Agreement may be forfeited as a result of such termination.

14. Notices. Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to Time Warner Inc., at One Time Warner Center, 16th Floor, New York, NY 10019, attention Director-Global Stock Plans Administration; and to the Holder at his or her address, as it is shown on the records of the Company or its Subsidiary, or in either case to such other address as the Company or the Holder, as the case may be, by notice to the other may designate in writing from time to time.

15. Interpretation and Amendments. The Board and the Committee (to the extent delegated by the Board) have plenary authority to interpret this Agreement and the Plan, to prescribe, amend and rescind rules relating thereto and to make all other determinations in connection with the administration of the Plan. The Board or the Committee may from time to time modify or amend this Agreement in accordance with the provisions of the Plan, provided that no such amendment shall adversely affect the rights of the Holder under this Agreement without his or her consent.

16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and shall be binding upon and inure to the benefit of the Holder and his or her legatees, distributees and personal representatives.

17. Copy of the Plan. By entering into the Agreement, the Holder agrees and acknowledges that he or she has received and read a copy of the Plan.

18. Governing Law. The Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to any choice of law rules thereof which might apply the laws of any other jurisdiction.

19. Waiver of Jury Trial. To the extent not prohibited by applicable law which cannot be waived, each party hereto hereby waives, and covenants that it will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any forum in respect of any suit, action, or other proceeding arising out of or based upon this Agreement.

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20.  Submission to Jurisdiction;  Service of Process. Each of the parties hereto hereby irrevocably submits to the jurisdiction of the state courts of the State of New York and the jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of or based upon this Agreement. Each of the parties hereto to the extent permitted by applicable law hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding brought in such courts, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that such suit, action or proceeding in the above-referenced courts is brought in an inconvenient forum, that the venue of such suit, action or proceedings, is improper or that this Agreement may not be enforced in or by such court. Each of the parties hereto hereby consents to service of process by mail at its address to which notices are to be given pursuant to paragraph 14 hereof.

21. Consent of Spouse. If the Holder is married as of the date of this Agreement, the Holder's spouse shall execute a Consent of Spouse in the form of Exhibit A hereto, effective as of the date hereof. Such consent shall not be deemed to confer or convey to the spouse any rights in the Restricted Shares that do not otherwise exist by operation of law or the agreement of the parties. If the Holder marries or remarries subsequent to the date hereof, the Holder shall, not later than 60 days thereafter, obtain the new spouse's acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by such spouse's executing and delivering a Consent of Spouse in the form of Exhibit A.

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                                                                       Exhibit A


                                CONSENT OF SPOUSE

     I, _______________,  spouse of __________________,  acknowledge that I have read the RESTRICTED SHARES AGREEMENT dated as of ___________________ (the "Agreement") to which this Consent is attached as Exhibit A and that I know its contents. Capitalized terms used and not defined herein shall have the meaning assigned to such terms in the Agreement. I am aware that by its provisions the Restricted Shares granted to my spouse pursuant to the Agreement are subject to forfeiture in favor of Time Warner Inc. (the "Company") and that, accordingly, the Company has the right to cause the forfeiture of and to repurchase up to all of the Restricted Shares of which I may become possessed as a result of a gift from my spouse or a court decree and/or any property settlement in any domestic litigation.

     I hereby agree that my interest, if any, in the Restricted Shares subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Restricted Shares shall be similarly bound by the Agreement.

     I agree to the forfeiture provisions described in the Agreement and I hereby consent to the forfeiture of the Restricted Shares to the Company in accordance with the provisions of the Agreement. Further, as part of the consideration for the Agreement, I agree that at my death, if I have not disposed of any interest of mine in the Restricted Shares by an outright bequest of the Restricted Shares to my spouse, then the Company shall have the same rights against my legal representative to exercise its rights of repurchase with respect to any interest of mine in the Restricted Shares as it would have had pursuant to the Agreement if I had acquired the Restricted Shares pursuant to a court decree in domestic litigation.

     I AM AWARE THAT THE LEGAL, FINANCIAL AND RELATED MATTERS CONTAINED IN THE AGREEMENT ARE COMPLEX AND THAT I AM FREE TO SEEK INDEPENDENT PROFESSIONAL GUIDANCE OR COUNSEL WITH RESPECT TO THIS CONSENT. I HAVE EITHER SOUGHT SUCH GUIDANCE OR COUNSEL OR DETERMINED AFTER REVIEWING THE AGREEMENT CAREFULLY THAT I WILL WAIVE SUCH RIGHT.

     Dated as of the ___ day of __________, ______.


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                                                          Signature

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                                                          Printed name